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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Computer Associates International, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated October 29, 1999, with respect to the consolidated financial statements and schedule of Sterling Software, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1999, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Dallas, Texas
February 21, 2000